UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 30, 2006

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0804
(Registrant’s telephone number, including area code)

303 Twin Dolphin Drive,
6th Floor, Redwood City, California 94065
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2006, the Company filed a Certificate of Ownership with the Secretary of State of the State of Delaware and Statement of Merger with the Secretary of State of the State of Colorado, pursuant to which PureDepth, Inc. (f/k/a Diamond One, Inc.), a Colorado corporation, merged with and into PureDepth, Inc. (f/k/a PureDepth Technologies, Inc.), a Delaware corporation and a wholly owned subsidiary of PureDepth, Inc. (Colorado), with PureDepth, Inc. (Delaware) surviving the merger. In connection with the merger, the name of the Company remained “PureDepth, Inc.” and the certificate of incorporation of PureDepth, Inc. (Delaware) (f/k/a PureDepth Technologies, Inc.) became the charter document of the Company.

Copies of the Certificate of Incorporation of PureDepth, Inc. (f/k/a PureDepth Technologies, Inc.), Amendment to Certificate of Incorporation of PureDepth, Inc. (f/k/a PureDepth Technologies, Inc.), Certificate of Ownership (as filed with the Secretary of State of Delaware) and Statement of Merger (as filed with the Secretary of State of Colorado) are attached hereto as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

3.1   Certificate of Incorporation of PureDepth, Inc. (f/k/a PureDepth Technologies, Inc.)

3.2   Amendment to Certificate of Incorporation of PureDepth, Inc. (f/k/a PureDepth Technologies, Inc.)

3.3   Certificate of Ownership (as filed with the Secretary of State of Delaware)

3.4   Statement of Merger (as filed with the Secretary of State of Colorado)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: (REGISTRANT)

Date: June 5, 2006	By:	/s/ Fred Angelopoulos
FRED ANGELOPOULOS
Chief Executive Officer